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                                                                   EXHIBIT 23.2


                            CONSENT OF INDEPENDENT
                              PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Enchira Biotechnology Corporation ("EBC") Non-Employee Director Option Plan, as amended, and the EBC 1997 Stock Option Plan, as amended, of our report dated March 2, 2000 included in the Annual Report on Form 10-K of Enchira Biotechnology Corporation for the year ended December 31, 1999, and to all references to our firm included in this Registration Statement.


ARTHUR ANDERSEN LLP



Houston, Texas
February 15, 2001